EXHIBIT 31.2
CERTIFICATION
I, Patrick T. Doyle, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of DIRECTV;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 3, 2015

/s/ Patrick T. Doyle
Patrick T. Doyle Executive Vice President and Chief Financial Officer